U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): August 10, 2006


                           Berkeley Technology Limited
             (Exact Name of Registrant as Specified in its Articles)
                             ----------------------

                                     0-21874
                            (Commission File Number)

Jersey (Channel Islands) U.K.                 Not applicable
(State or Other Jurisdiction       (I.R.S. Employer Identification No.)
        of Incorporation)

                                  Minden House
                                 6 Minden Place
                                   St. Helier
                                     Jersey
                                 Channel Islands
                                    JE2 4WQ
                            Tel: 011 44 1534 607700
             (Address and telephone of Principal Executive Offices)

                                       N/A
             (Former Name or Address, if Changed Since Last Report)

The following information is furnished pursuant to Item 1.01 "Entry into a Material Definitive Agreement" and Item 7.01 "Regulation FD Disclosure."




                           BERKELEY TECHNOLOGY LIMITED
                           (London: BEK; OTCBB: BKLYY)


On August 9, 2006, we (and certain of our subsidiaries) reached a settlement with SunGard Data Systems Inc. and certain of its subsidiaries (collectively, "SunGard") on all outstanding litigation. Information regarding that litigation is contained in our Form 10-Q filed on May 12, 2006.

Under the terms of the settlement, we will forego the $1 million escrow account (including accrued interest on the account) that is currently carried as an asset on our balance sheet. We, and SunGard, will promptly dismiss all lawsuits against the other, and we have entered into a mutual general release.

While we continue to believe that SunGard's claims against us have no merit, the prospect of significantly escalating legal costs and a probable long horizon (including any appeals) to resolution of our claims against SunGard caused us to conclude that settlement on the terms agreed was in the Company's best interests.

We will record the effects of the settlement in our June 30, 2006 financial statements.